UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 20, 2018

NOVAGEN INGENIUM, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-141617	98-0471927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Parkway, Ste 500S, Las Vegas, Nevada	89169-6014
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) AMENDED OPERATING AGREEMENT FOR ACQUISITION OF TRANSPORT ASSETS

On August 18, 2018, the registrant, Novagen Ingenium Inc, a Nevada corporation entered into an Amended Operating Agreement for The Acquisition of Transport Assets Dated August 28, 2017 which under the terms of the Amended Agreement, AmerYcan Finance and Leasing Pty Ltd will continue supplying transport and warehouse assets without charge until January 1, 2019 to Roadbees Linehaul Pty Ltd after which commercial terms for the supply of transport and warehouse assets will be entered. In exchange for the supply of transport and warehouse assets from August 28, 2017 until January 1, 2019 Roadbees Linehaul Pty Ltd will issue 25% of its capital undilute-able until January 1, 2024 and make every effort to list on the Australian Stock Exchange.

The description of the terms and conditions of the Operating Agreement for Acquisition of Transport assets set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Operating Agreement for Acquisition of Transport Assets, which is filed as Exhibit 10.1 to this Current Report.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 18, 2018, Novagen Ingenium Inc. issued a press release advising that Novagen had exited transport operations.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

10.1	Amended Operating Agreement for Acquisition of Transport Assets dated August 18, 2018 between Novagen Ingenium, Inc., AmerYcan Finance and Leasing Pty Ltd and Roadbees Linehaul Pty Ltd.

10.2	Operating Agreement for Acquisition of Transport Assets dated August 28, 2017 between Datspares – Toyaparts Pty Ltd and Novagen Ingenium Inc.

99.1	Press release of Novagen Ingenium, Inc. dated August 20, 2018.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN INGENIUM INC.

Date: August 20, 2018	By:	/s/ Micheal Nugent
Micheal Nugent
President & CEO

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